UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 10, 2008
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

131 S. Clark Drive, Tempe, AZ		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		480 967-5146

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Amtech Systems, Inc. (the “Company”) is filing this Amendment No. 1 to Form 8-K (this “First Amendment”) to amend its Current Report on Form 8-K, dated March 10, 2008, originally filed with the United States Securities and Exchange Commission on March 11, 2008 (the “Original Filing”) reporting that the Company entered into a Change of Control Severance Agreement (the “Agreement”) with Bradley C. Anderson, the Company's Chief Financial Officer.

The Company intended, but inadvertently failed, to attach the Agreement as an exhibit to the Original Filing. The omitted Agreement is filed as Exhibit 10.1 to this First Amendment.

There is no other change made to the Original Filing except the addition of the Agreement as Exhibit 10.1. This First Amendment makes no attempt to reflect events occurring after the filing of the Original Filing and does not change any previously reported financial results of operations or any disclosures contained in that document.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Change of Control Severance Agreement, dated as of March 10, 2008, between Amtech Systems, Inc. and Bradley Anderson.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: November 30, 2012	By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.        Description

10.1	Change of Control Severance Agreement, dated as of March 10, 2008, between Amtech Systems, Inc. and Bradley Anderson.